Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File nos. 333-115512, 333-87516, 333-82252, 333-72518, 333-57672, 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363) and on Form S-3 (File nos. 333-108068, 333-112091 and 333-36170) of Concord Communications, Inc. of our report dated July 30, 2003 relating to the consolidated statements of operations, changes in stockholders’ deficiency and comprehensive loss and cash flows of Aprisma Holdings, Inc. (formerly GTG Acquisition Corp.) for the year ended December 31, 2002, which report appears in this Amendment No. 1 to Current Report on Form 8-K/A.

/s/ KPMG LLP

Boston, Massachusetts
May 6, 2005

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File nos. 333-115512, 333-87516, 333-82252, 333-72518, 333-57672, 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363) and on Form S-3 (File nos. 333-108068, 333-112091 and 333-36170) of Concord Communications, Inc. of our report dated April 29, 2005 relating to the financial statements of Aprisma Holdings, Inc. as of December 31, 2004 and 2003 and for the years then ended, appearing in this Amendment No. 1 to Current Report on Form 8-K/A of Concord Communications, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 6, 2005